UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2011

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices, including zip code)

(425) 354-5038

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2011, Mr. Michael Jacobsen joined the Company as its Vice President, Finance. In connection with the commencement of his employment, Mr. Jacobsen assumed the role of principal accounting officer, replacing Melinda Miles.

Mr. Jacobsen, age 53, was Vice President and Chief Accounting Officer at ZymoGenetics, Inc., a publicly-traded biotechnology company acquired by Bristol-Myers Squibb in October 2010, from April 2007 to August 2011, where his responsibilities included managing all aspects of accounting and financial information, tax planning and compliance, SEC reporting, annual audit and quarterly reviews, and purchasing. Subsequent to the merger, Mr. Jacobsen was responsible for migrating the ZymoGenetics financial operations and systems to BMS. Prior to this, Mr. Jacobsen held various roles at ICOS Corporation, a publicly-traded biotechnology company acquired by Eli Lilly in January 2007, from October 2001 to April 2007, including Senior Director of Finance and Corporate Controller. From April 1995 to October 2001, Mr. Jacobsen held Vice President of Finance or Chief Financial Officer roles at three companies in the software, computer hardware and internet retailing industries, two of which were publicly traded. Mr. Jacobsen is a certified public accountant and received his bachelor’s degree in accounting from Idaho State University in 1980.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVI BioPharma, Inc.

By:	/s/ Christopher Garabedian
Christopher Garabedian
President and Chief Executive Officer

Date: September 6, 2011